AMENDED AND RESTATED PROMISSORY NOTE


$6,600,000.00                                             Dated:  May 30, 1995


            FOR VALUE RECEIVED, the undersigned, BRUNNER COMPANIES INCOME PROPERTIES, L.P. III, a Delaware limited partnership (hereafter referred to as "Borrower") promises to pay to the order of NATIONAL HOME LIFE ASSURANCE COMPANY, a Missouri corporation (hereafter referred to as "Payee"; Payee and/or any subsequent holder(s) hereof, hereafter referred to as "Holder"), at Payee's address c/o Providian Capital Management Real Estate Services, Section #808, Louisville, Kentucky 40289, or at such other place as Holder shall designate from time to time in writing, the principal sum of SIX MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($6,600,000.00), together with interest on the unpaid principal balance of such indebtedness from time to time outstanding from the date of disbursement at the rates hereinafter set forth, in lawful money of the United States of America, such principal and interest being due and payable as follows:

      1.    INTEREST AND PAYMENTS.

            A.    Interest  Rate.    Interest  shall accrue on the
outstanding principal amount hereof at the rate of nine and one-quarter percent (9.25%) per annum commencing on the date of this Note (hereafter referred to as the "Closing") to and including the Final Maturity Date (hereafter defined).

            B.    Payment Terms.

                  [1]   Interest  for  the calendar month in which the
      Closing takes place shall be prorated on a daily basis as provided in Subparagraph 1D hereof and shall be paid in advance at Closing. Thereafter, principal and interest shall be payable in equal monthly installments of Sixty Thousand and 00/100 Dollars ($60,000.00), such installments to be due on the first day of each calendar month during the term hereof, commencing on the first day of the second full calendar month following the Closing.

            [2]   The entire outstanding principal balance of the
      indebtedness evidenced hereby, plus all accrued but unpaid interest thereon, shall be due and payable on October 1, 2008
      (hereafter referred to as "Final Maturity  Date").    Borrower
      acknowledges that monthly installments of principal and interest required in Subparagraph B1 above are based on an amortization period that is longer than the term of this Note, and therefore a substantial portion of the principal balance of this Note will be due on the Final Maturity Date.

            C.    Basis  Point.   As used in this Note, the term "Basis
Point" shall mean one one-hundredth (1/100th) of one percentage point of interest.

            D. Calculation of Interest. All interest on any indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360)-day year composed of twelve (12) thirty
(30)-day months. Interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable per annum rate, dividing the product so obtained by 360, and multiplying the result by the actual number of days elapsed.

      2. APPLICATION OF PAYMENTS. All payments made under this Note shall be applied first in reduction of any late charges, next in reduction of any sums advanced by Holder to cure defaults under the Mortgage (defined below), next in reduction of any applicable prepayment premium, next in reduction of current interest, and any remaining amount in reduction of the outstanding principal balance.

      3.    COLLATERAL.    The  indebtedness evidenced by this Note is
secured by,
among  other  things:   [i] that certain Open-End Mortgage, Assignment
of Rents and Security Agreement dated as of May 12, 1989, between Tennessee & Associates-VII (Highpoint Village), an Ohio general partnership, as mortgagor, and Commonwealth Life Insurance Company ("Commonwealth Life"), as mortgagee, recorded in Volume 93, Page 228, as Instrument #319960, in the Logan County, Ohio records, the obligations of the mortgagor thereunder having been assumed by Borrower pursuant to that certain Loan Extension Agreement dated as of July 15, 1994, recorded in Volume 233, Page 830 as Instrument #9405904 in the aforesaid records, as further amended by First Amendment to Open-End Mortgage, Assignment of Rents and Security Agreement of even date herewith between Borrower and Payee recorded or to be recorded in the aforesaid records (as so amended, the "Mortgage"), conveying Borrower's right, title and interest in property lying and being in Logan County, Ohio as the same is more particularly described in the Mortgage, to Payee as security for the performance by Borrower of its obligations hereunder; [ii] an Assignment of Leases and Rents dated as of May 12, 1989, between Tennessee & Associates-VII (Highpoint Village), an Ohio general partnership, and recorded in Volume 93, Page 293, as Instrument #319961 in the Logan County, Ohio records, the interests of Commonwealth Life having, been assigned to Payee by Assignment dated May 15, 1989 recorded in Volume 233, Page 821 in the aforesaid records, and the obligations of the assignor thereunder having been assumed by Borrower pursuant to that certain Loan Extension Agreement dated as of July 15, 1994, recorded in Volume 233, Page 830, as Instrument #9405904 in the aforesaid records, as further amended by First Amendment to Assignment of Leases and Rents of even date herewith recorded or to be recorded in the aforesaid records (as so amended, the "Assignment of Rents"); [iii] that certain Second Mortgage, Assignment of Rents and
Security Agreement dated as of the date hereof between Borrower, as mortgagor, and Payee, as mortgagee, to be recorded in the Montgomery County, Kentucky Clerk's Office, conveying Borrower's right, title and interest in the property in Montgomery County, Kentucky commonly known as the Gateway Plaza Shopping Center (the "Second Mortgage"); [iv] any cash deposit, certificate of deposit or letter of credit given as security for the indebtedness now evidenced by this Note; and [v] any other document executed in connection with the indebtedness now evidenced by this Note or the "Existing Note" (hereinafter
described).    All  of  the property and other interests  of  the
Borrower encumbered by or subject to the terms of the Mortgage or any other Loan Document (defined below) is hereafter referred to as the "Property."



      4. LATE CHARGE. Borrower shall pay to Holder a late charge equal to four percent (4%) of any amount, including any interest, not paid within five (5) days of the due date of such amount without regard to the grace period provided in Paragraph 5 below, not as a penalty, but as compensation to Holder for the cost of collecting and processing such late payment. Borrower agrees that such late charge represents a good faith reasonable estimate of the probable cost to Holder of such delinquency. Holder shall have no obligation to accept any late payment not accompanied by said late charge, but if Holder does so, Holder shall not thereby waive its right to the late charge.

      5.    INTEREST  UPON  DEFAULT;  ACCELERATION.    In  the  event
that any payment of principal, interest, late charge or prepayment premium under this Note is not paid within ten (10) days of its due date, whether or not by reason of acceleration, such failure shall constitute a default hereunder, and such amount shall bear interest from the due date thereof until paid (including interest on any judgment obtained by Holder until payment in full is received by Holder) at the per annum rate which is three hundred (300) Basis Points above the interest rate otherwise in effect hereunder. In the event of such failure to pay, and/or if there occurs a default under the Mortgage, the Assignment of Leases and Rents, the Second
Mortgage, the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Holder (the "Environmental Indemnity Agreement"), or in or under any other document or instrument evidencing, securing, or otherwise relating to the indebtedness evidenced hereby (this Note, the Mortgage, the Assignment of Leases and Rents, the Second Mortgage, the Environmental Indemnity Agreement, and such other documents and instruments are collectively referred to as "Loan Documents", and all of the terms and conditions thereof are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein), which default is not cured within the applicable notice and/or grace period, if any, expressly provided therefor, Holder may at its option, in addition to any other remedies to which it may be entitled, declare the total unpaid principal balance of the indebtedness evidenced hereby, together with all accrued but unpaid interest thereon and any applicable prepayment premium and all other sums owing, immediately due and payable.

      6. PREPAYMENT; PREPAYMENT PREMIUM. Borrower may prepay the indebtedness evidenced by this Note in whole or in part, at any time and from time to time, without the payment of a prepayment premium or penalty, provided [i] written notice of the amount of such prepayment is given to Holder at least ninety (90) days prior to any such prepayment, [ii] any partial prepayment must be in multiples of $10,000, and [iii] no partial prepayment shall entitle Borrower to the release of any collateral securing this Note. All partial prepayments shall be applied in the manner provided in Paragraph 2 above.

      7. ATTORNEYS' FEES. Borrower shall indemnify Holder and hold Holder harmless from and against any and all loss, cost, damage, or expense, includ- ing attorney fees and litigation expenses, arising out of or in connection with any default by Borrower under this Note or any of the other Loan Documents, and in connection therewith, if this Note is placed in the hands of an attorney for collection or is collected through any legal or administrative proceeding, including without limitation bankruptcy or insolvency proceedings, or if Holder shall engage counsel in any matters relating to a default in the performance of obligations to Holder under this Note, or any of the Loan Documents, Borrower promises to pay, in addition to costs and disbursements otherwise allowed, to the extent permitted by law, reasonable attorneys' fees, including fees incurred for trial and appellate proceedings.

      8.    WAIVER.    Borrower hereby waives presentment for payment,
demand, protest, notice of nonpayment, demand, default, dishonor, and protest.

      9.    FORBEARANCE.    Holder  shall  not be deemed to have waived
any of Holder's rights or remedies under this Note unless such waiver is express and in a writing signed by Holder, and no delay or omission by Holder in exercising, or failure by Holder on any one or more occasions to exercise, any of Holder's rights hereunder or under the Loan Documents, or at law or in equity, including, without limitation, Holder's right, after any default by Borrower, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by Holder of any portion or all of any sum payable hereunder whether before, on or after the due date of such payment, shall not be a waiver of Holder's right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Holder's rights, powers and remedies hereunder or under the Loan Documents. A waiver of any right on one occasion shall not be construed as a waiver of Holder's right to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Borrower, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder, under any of the other Loan Documents, or at law or in equity. Borrower expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to, or in conflict with, the
foregoing.    Borrower consents to any and all renewals and extensions
in the time of payment hereof without in any way affecting the liability of Borrower or any person liable or to become liable with
respect to any indebtedness  evidenced  hereby.    No extension of the
time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Holder agrees otherwise in writing.

      10.   RENUNCIATION AND ASSIGNMENT OF EXEMPTIONS.        Borrower
hereby waives and renounces for itself, its legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, and homestead right, entitlement, or exemption now provided, or which may hereafter be provided, by the Constitution or laws of the United States of America or of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Borrower hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead right, entitlement, or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead right, entitlement, or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Holder the attorney-in-fact for Borrower to claim any and all homestead right, entitlement, or other exemptions allowed by law.

      11.   APPLICABLE  LAW.    This Note shall be governed by, enforced
under and interpreted in accordance with the laws of the State of Ohio without giving effect to applicable principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

      12.   LIMIT  ON  INTEREST.    If,  from  any  circumstances  whatsoever,
fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Holder may at its option [i] declare the entire indebtedness evidenced hereby, including interest, and all other sums owing, immediately due and payable, [ii] reduce the obligations to be fulfilled to such limit on interest, or [iii] apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance of this Note, and not to the payment of interest, with the same force and effect as though Borrower had specifically designated such sums to be so applied to principal and Holder had agreed to accept such extra payment(s) as a premium-free prepayment, so that in no event shall any exaction be possible under this Note that is in excess of the applicable limit on interest. It is the intention of Borrower and Holder not to create any obligation in excess of the amount allowable by applicable law. The provisions of this paragraph shall control every other provision of this Note.

      13.   NOTICES.    All  notices,  demands  or  requests  provided
for or permitted to be given hereunder, shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days prior written notice delivered in accordance herewith:


      If to Borrower:   Brunner Companies Income Properties,
                                L.P. III
                              c/o Asset Management Department
                              One Insignia Financial Plaza
                              P.O. Box 1089
                              Greenville, South Carolina  29602

      If to Holder:           National Home Life Assurance Company
                              c/o Providian Capital Management Real
                               Estate Services
                              Asset Management Department, 12th Floor
                              P.O. Box 32830
                              Louisville, Kentucky  40232


All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after the postmark date of mailing, the day after delivery to the overnight courier, or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein, shall be deemed to be receipt of the notice, demand or request sent.

      14. LIMITED EXCULPATION. Subject to the provisions of any guaranties of the indebtedness created or arising under any of the Loan
Documents, but notwithstanding anything else to the contrary in this Note or in any of the other Loan Documents, in any action or proceeding brought to enforce the obligation of Borrower to pay any indebtedness or obligation evidenced by, created or arising under this Note or the Loan Documents or any of them, or to exercise any right of foreclosure or power of sale contained in the Loan Documents of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing any indebtedness or obligation pursuant to the Loan Documents, the judgment or decree shall be enforceable against Borrower only to the extent of the interest of Borrower in the Property, and any such judgment shall not be subject to the execution on, nor be a lien on, any assets of Borrower other than its interest in such Property, it being specifically understood and agreed that Borrower shall have no personal liability hereunder for the payment of this Note, and Holder shall look only to the Property and any guaranties of this Note for the payment of the indebtedness evidenced hereby; PROVIDED, HOWEVER that, notwithstanding the foregoing provisions of this paragraph, Borrower shall be fully and personally liable at all times for: [a] any costs, expenses, or liability, including attorneys' fees, incurred by Holder arising from any order, consent decree or settlement relating to the clean-up of toxic or Hazardous Materials or waste products (as the same are defined in the Mortgage); [b] repayment of the entire unpaid balance of this Note in the event of fraud or material misrepresentations; and [c] the misapplication of [i] proceeds paid under any insurance policies by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds, [ii] proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, to the full extent of such proceeds or awards, and [iii] from and after default, income, rents, issues, profits, and revenues (collectively referred to as "rents") arising or issuing from or out of all or any part of the Property to the full extent of such rents. Nothing contained in this paragraph shall [x] be deemed to be a release or impairment of the indebtedness evidenced by this Note or the lien of the Loan Documents upon the Property; [y] preclude Holder in the case of any default from foreclosing the Loan Documents or exercising any power of sale contained in the Loan Documents, or except as expressly limited in this paragraph, from enforcing any of the other rights of Holder; or [z] preclude Holder from enforcing its rights under any guaranties of the indebtedness, pursuant to the terms of such guaranties.

      15. TIME IS OF ESSENCE. TIME IS OF THE ESSENCE in complying with all of the terms, provisions and conditions of this Note.

      16.   AMENDMENT.    This  Note  may  not be waived, changed,
modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

      17.   BORROWER.    The  term "Borrower" as used herein shall
include the maker(s) of this Note and all person(s) or entity(ies) now or hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, each of whom shall be jointly and severally liable for all of the obligations of the maker(s) hereunder.

      18.   SEPARATE  ACTIONS.    Each  installment  of principal and interest
owing on this Note may be recovered in a separate action, or in the event that Holder accelerates the maturity of this Note pursuant to Holder's options hereunder or under any of the other Loan Documents, all sums becoming due and payable pursuant to such acceleration may be recovered in a single action. Holder, or any person claiming by, through, or under Holder, shall have the absolute right to seek one or more money judgments in each such cause of action based on this Note.

      19.   GENDER.    The  singular  shall include the plural and vice versa.
The obligations and liabilities hereunder are joint and several and shall be binding upon the heirs, successors, legal representatives, endorsers and assigns of the parties hereof.

      20. PROHIBITED OR UNENFORCEABLE CLAUSE. If any provision of this Note is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Holder in order to effect the provisions of this Note.

      21.   GENERAL  PARTNERS.    Borrower  represents  and  warrants that the
undersigned constitute all of the general partners of the Borrower.

      22.   HEADINGS.    The underlined words appearing at the
commencement of the paragraphs are included only as a guide to the contents thereof and are not to be considered as controlling, enlarging or restructuring the language or meaning of those paragraphs.

      23.   CROSS-DEFAULT.    Holder's  affiliated  company, Commonwealth Life
Insurance  Company  ("Commonwealth")  is  the  holder of a certain amended and restated promissory note dated as of the date of this Note made by Borrower to the  order of Commonwealth in the principal amount
of $5,616,000 (the "Related Note").   A default under or breach of any
of the terms or provisions (following any applicable grace or cure period, if any, expressly provided therein) of [i] the Related Note, [ii] that certain Mortgage, Assignment of Rents and Security Agreement dated as of May 12, 1989, recorded in Mortgage Book 129, Page 218, in the Montgomery County, Kentucky records, as amended by Loan Extension Agreement dated as of July 15, 1994, recorded in Volume 159, Page 249 in the Montgomery County, Kentucky records, as further amended by First Amendment to Mortgage, Assignment of Rents and Security Agreement dated as of the date of this Agreement and recorded in the Montgomery County, Kentucky records (as so amended, the "Related
Mortgage"), [iii] that certain Assignment of Leases and Rents dated as of May 12, 1989, recorded in Miscellaneous Book 43, Page 55 in the Montgomery County, Kentucky records, as amended by Loan Extension
Agreement dated as of July 15, 1994, recorded in Volume 159, Page 249 in the Montgomery County, Kentucky records, as further amended by First Amendment to Assignment of Leases and Rents dated as of the date of this Agreement and recorded in the Montgomery County, Kentucky records (as so amended, the "Related Assignment of Rents"), or [iv] any other instrument or document securing and/or pertaining to the loan now evidenced by the Related Note (the "Related Loan") (the
Related Note, the Related Mortgage, the Related Assignment of Rents, and all such other instruments and documents securing and/or pertaining to the Related Loan are sometimes collectively referred to herein as the "Related Loan Documents"), shall constitute a default under this Note, the Mortgage, the Assignment of Rents and the other
Loan Documents; and Payee may accelerate the indebtedness evidenced by this Note, foreclose the Mortgage, foreclose the Second Mortgage, and/or exercise all other rights and remedies of Payee upon Borrower's default under the Loan Documents or otherwise available to a mortgagee or secured party under applicable law.

      24.   NO  NOVATION.    This Note evidences the principal
indebtedness of $6,600,000.00 remaining unpaid on, and heretofore evidenced by, that certain promissory note dated May 12, 1989, made by Tennessee & Associates-VII (Highpoint Village), an Ohio general partnership, as maker, to Payee in the original principal amount of $6,600,000.00 (the "Existing Note"), which Existing Note is owned and held by Payee. Borrower previously assumed and agreed to pay the indebtedness evidenced by the Existing Note pursuant to that certain Loan Extension Agreement dated as of July 15, 1994, between
Borrower and  Payee.    The  Existing  Note  and  the  payment terms
thereof are hereby renewed, extended, modified and restated, and all the terms of the Existing Note are superseded by, and subsumed within, the terms hereof so as to consolidate the existing indebtedness; provided, however that this Note shall not operate to discharge, satisfy, cancel, release or repay, or be deemed a substitution or novation of, the indebtedness heretofore evidenced by the Existing Note, which indebtedness is hereby expressly preserved and confirmed in all respects.

            IN WITNESS WHEREOF, Borrower, intending to be legally bound, has caused this Note to be duly signed and delivered on the day and year first above written.


                                    BRUNNER COMPANIES INCOME
                                    PROPERTIES, L.P. III, a Delaware
                                    limited general partnership

                                    By its General Partner:

                                    BRUNNER MANAGEMENT LIMITED
                                    PARTNERSHIP, an Ohio limited partnership
WITNESSES:
                                    By its General Partner:

/s/Kelley M. Buechler               104 MANAGEMENT, INC., an
Signature                           Ohio corporation

Kelley M. Buechler
Printed Name                        By: /s/Robert D. Long
                                        Robert D. Long,
/s/Nancy A. Dixon                       Controller and Chief
Signature                               Accounting Officer

Nancy A. Dixon
Printed Name